                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

                                              [_]  Confidential, for Use of the
                                              Commission Only (as permitted by
[_]  Preliminary Proxy Statement              Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               INTERWOVEN, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

         ---------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

         ---------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         ----------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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Notes:

                           [LOGO OF INTERWOVEN, INC.]

                                 April 25, 2001

To Our Stockholders:

  You are cordially invited to attend the 2001 Annual Meeting of Stockholders of Interwoven, Inc. to be held at the Hyatt San Jose - Airport, 1740 North First Street, San Jose, California, on Thursday, May 31, 2001, at 1:30 p.m., local time.

  The matters to be acted upon at the meeting are described in detail in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

  Please use this opportunity to take part in Interwoven's affairs by voting on the business to come before this meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE PRIOR TO THE MEETING SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING. Your right to attend the meeting and to vote your shares in person is not forfeited by returning the Proxy.

  We hope to see you at the meeting.

                                          Sincerely,

                                          /s/ Martin W. Brauns

                                          Martin W. Brauns
                                          President and Chief Executive
                                          Officer

                                INTERWOVEN, INC.
                       1195 W. FREMONT AVENUE, SUITE 2000
                          SUNNYVALE, CALIFORNIA 94087

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               ----------------

To Our Stockholders:

  NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Stockholders of Interwoven, Inc. will be held at the Hyatt San Jose - Airport, 1740 North First Street, San Jose, California, on Thursday, May 31, 2001, at 1:30 p.m., local time.

  At the meeting, you will be asked to consider and vote upon the following matters:

  1. The election of two Class II directors, each to serve until the third annual meeting of stockholders following this meeting and until his or her successor has been elected and qualified or until his or her earlier resignation, death or removal. At the meeting, we intend to present the following nominees for election as Class II directors:

      Kathryn C. Gould

      Peng T. Ong

  2. A proposal to ratify the selection of KPMG LLP as our independent accountants for the fiscal year ending December 31, 2001.

  3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

  These items of business are more fully described in the proxy statement accompanying this notice. Only stockholders of record at the close of business on April 12, 2001 are entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          /s/ David M. Allen

                                          David M. Allen
                                          Senior Vice President and Chief
                                           Financial Officer

Sunnyvale, California
April 25, 2001


   WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING.

                                INTERWOVEN, INC.
                       1195 W. FREMONT AVENUE, SUITE 2000
                          SUNNYVALE, CALIFORNIA 94087

                               -----------------
                                PROXY STATEMENT
                               -----------------

                                 April 25, 2001

I. INFORMATION ABOUT SOLICITATION AND VOTING

  Our board of directors is soliciting your proxy for our 2001 annual meeting of stockholders. The meeting will be held at the Hyatt San Jose - Airport, 1740 North First Street, San Jose, California on Thursday, May 31, 2001 at 1:30 p.m., local time.

  This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

  All proxies will be voted in accordance with the instructions specified on the proxy card. If no choice is specified, the proxies will be voted in favor of the board nominees and the proposals described in the attached Notice of Annual Meeting of Stockholders and this proxy statement. This proxy statement and the enclosed proxy card were first mailed on or about May 1, 2001 to stockholders entitled to vote at the meeting.

  We will pay the costs of soliciting proxies from stockholders. We will reimburse our transfer agent for its out-of-pocket expenses, which we estimate will be approximately $5,500. We may also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding voting information to the beneficial owners. Our directors, officers and regular employees may solicit proxies on our behalf, without additional compensation, in person or by telephone.

II. QUESTIONS AND ANSWERS

Q: Who can vote at the meeting?

A: April 12, 2001 is the record date for the meeting. If you owned our stock on April 12, 2001, you may attend and vote at the meeting. You are entitled to one vote for each share of common stock held on all matters to be voted upon. On April 12, 2001, there were approximately 102,840,887 shares of our common stock outstanding.

Q: How many votes do you need to hold the meeting?

A: A majority of our outstanding shares as of the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum. Your shares are counted as present at the meeting if you are present and vote in person at the meeting, or if you have properly submitted a proxy card.

Q: What proposals will be voted on at the meeting?

A: There are two proposals scheduled for a vote. They are:

  . Proposal No. 1: To elect two Class II directors to our board of directors, each to serve for a term of three years or until his or her successor has been duly elected and qualified or until his or her earlier resignation or removal; and

  . Proposal No. 2: To ratify our board of directors' selection of KPMG LLP as our independent accountants for our current fiscal year.

Q: What is the vote required for each proposal?

A: For the election of directors, the two individuals receiving the highest number of "FOR" votes will be elected. You may give each candidate one vote for each share you held on the record date. You may not vote your shares cumulatively. The selection of accountants will be ratified if a majority of the shares voted are in favor.

Q: How are votes counted?

A: You may vote either "FOR" or "AGAINST" each nominee for the board of directors. You may vote "FOR," "AGAINST" or "ABSTAIN" on proposal No. 2. If you abstain from voting on proposal No. 2, it will have no effect on the outcome of the vote. If you just sign your proxy card with no additional instructions, your shares will be counted as a "FOR" vote for each director nominee and a "FOR" vote for the other proposal. If you do not vote and you hold your shares in a brokerage account in your broker's name, your shares will not be counted in the tally of the number of shares cast "FOR," "AGAINST" or "ABSTAIN" on any proposal where your broker does not have discretionary authority to vote. This will have the effect of reducing the number of shares needed to approve any of these items. However, these shares may be counted for the purpose of establishing a quorum for the meeting. Voting results are tabulated and certified by our transfer agent, American Stock Transfer & Trust Company.

Q: How can I vote my shares in person at the meeting?

A: Shares held directly in your name as the stockholder of record may be voted in person at the meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification to the meeting. If you hold your shares in a brokerage account in your broker's name, you must request a legal proxy from your stockbroker in order to vote at the meeting.

Q: How can I vote my shares without attending the meeting?

A: Whether you hold shares directly as a stockholder of record or in a brokerage account in your broker's name, you may vote without attending the meeting. You may vote by granting a proxy or, for shares held in a brokerage account in your broker's name, by submitting voting instructions to your broker or nominee. Please refer to the summary instructions included on your proxy card. For shares held in a brokerage account in your broker's name, the voting instruction card will be included by your broker or nominee.

Q: How can I change my vote after I return my proxy?

A: You may revoke your proxy and change your vote at any time before the final vote at the meeting. You may do this by signing a new proxy card with a later date or by attending the meeting and voting in person. Attending the meeting will not revoke your proxy unless you specifically request it.

Q: What is Interwoven's voting recommendation?

A: Our board of directors recommends that you vote your shares "FOR" each of the board nominees and "FOR" the other proposal described in this proxy statement.

Q: Where can I find the voting results of the meeting?

A: The preliminary voting results will be announced at the meeting. The final results will be published in our quarterly report on Form 10-Q for the second quarter of 2001.

                                     *****

  Unless otherwise indicated, all stock prices and amounts contained in this proxy statement reflect all stock splits effected prior to the date of the proxy statement.

                     PROPOSAL NO. 1--ELECTION OF DIRECTORS

  Our Board of Directors is divided into three classes. Each class serves three years, with the terms of office of the respective classes expiring in successive years. Directors in Class II will stand for election at this meeting. The terms of office of directors in Class I and Class III do not expire until the annual meetings of stockholders held in 2003 and 2002, respectively. The Board proposes that each of the Class II nominees named below, both of whom are currently serving as Class II directors, be re-elected as a Class II director for a three-year term expiring at the 2004 annual meeting of stockholders and until such director's successor is duly elected and qualified or until such director's earlier resignation or removal. Shares represented by the accompanying proxy will be voted "for" the election of each of the two nominees named below unless the proxy is marked to withhold authority so to vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder might determine. Each nominee has consented to being named in this proxy statement and to serve if elected.

Nominees to the Board

  The nominees, and their ages and occupations, are:

                                                                       Director
   Name of Director      Age           Principal Occupation             Since
   ----------------      ---           --------------------            --------
   Kathryn C. Gould(1)..  51 Managing Member, Foundation Capital         1998
   Peng T. Ong..........  37 Chairman of the Board, Interwoven, Inc.     1995

--------
(1) Compensation Committee member.

  Kathryn C. Gould is a founder of Foundation Capital, a venture capital firm, and has been a managing member since December 1995. Since 1989, Ms. Gould has been a general partner of Merrill, Pickard, Anderson & Eyre, a venture capital firm. She also serves on the board of directors of Eloquent, Inc., a web-based business-to-business communications software company, and Chordiant Software, Inc., a customer relationship management software company. Ms. Gould holds a Bachelor of Science in physics from the University of Toronto and a Master of Business Administration from the University of Chicago.

  Peng T. Ong is our founder and our Chairman of the Board. He has served in a number of capacities with us since our inception, including most recently as Vice President of Professional Services. Mr. Ong holds a Bachelor of Science in electrical engineering from the University of Texas at Austin and a Master of Science in computer science from the University of Illinois at Urbana-Champaign.

Continuing Directors

                                                                      Director
   Name of Director      Age          Principal Occupation             Since
   ----------------      ---          --------------------            --------
   Martin W. Brauns.....  41 President and Chief Executive Officer,     1998
                              Interwoven, Inc.
   Ronald E.F. Codd(2)..  45 President and Chief Executive Officer,     1999
                              Momentum Business Applications, Inc.
   Mark C. Thompson(2)..  43 Chairman, Integration, Inc.                1999
   Anthony Zingale(1)...  45 President, Clarify eBusiness               2000
                              Applications, Nortel Networks, Inc.

--------
(1) Compensation Committee member.

(2) Audit Committee member.

  Martin W. Brauns has served as our President and Chief Executive Officer and a member of the Board since joining us in March 1998. Before joining Interwoven, Mr. Brauns served as President and Chief Operating Officer of Sqribe Technologies, Inc., a software company, from July 1997 to November 1997. From 1996 to June 1997, Mr. Brauns served in a number of positions, including most recently as Vice President of North American Sales, at Informix Software, Inc., a software company. Mr. Brauns holds a Bachelor of Science in international business and a Master of Business Administration from San Jose State University.

  Ronald E.F. Codd has served as President, Chief Executive Officer and a director of Momentum Business Applications, Inc., a software company, since January 1999. From 1991 to December 1998, he served as Senior Vice President, Finance and Administration, Chief Financial Officer and Secretary of PeopleSoft, Inc., an enterprise software developer. Mr. Codd also serves on the board of directors of Adept Technology, Inc., a robotics manufacturer, Intraware, Inc., a provider of business-to-business e-commerce services, and Virage, Inc., a video distribution software company. Mr. Codd holds a Bachelor of Science in accounting from the University of California at Berkeley and a Master of Management from the J.L. Kellogg Graduate School of Management (Northwestern University).

  Mark C. Thompson has served as Chairman of Integration, Inc., a wireless chip design company, since 1999, and as Chairman of Rioport Corporation, a digital audio company, since 2000. From 1988 to March 2000, he served in a number of positions with Charles Schwab & Co., a financial services company, including most recently Senior Vice President and Executive Producer of Schwab.com. Mr. Thompson also serves on the board of directors of Best Buy Co., Inc., a retailer of consumer electronics and office equipment, and Korn/Ferry International, a executive recruitment firm. Mr. Thompson holds a Bachelor of Arts in international relations and a Master of Arts in new media from Stanford University.

  Anthony Zingale has served as President, Clarify eBusiness Applications, Nortel Networks, Inc., a telephony, data, eBusiness and wireless solutions provider for Internet companies, since March 2000. From March 1998 to March 2000, Mr. Zingale served as President, Chief Executive Officer and a director of Clarify, Inc. (now known as Clarify eBusiness Applications, a Nortel Networks Company), a provider of eBusiness solutions. From November 1997 to March 1998, Mr. Zingale served as an independent consultant, and from 1989 to November 1997, he served in a variety of executive management positions at Cadence Design Systems, Inc., an electronic design automation software and services company, including most recently as Senior Vice President of Worldwide Marketing. Mr. Zingale holds a Bachelor of Science in electrical and computer engineering and a Bachelor of Arts in business administration from the University of Cincinnati.

  There are no family relationships among any of our directors or officers.

Board of Directors Meetings and Committees

  Board of Directors. During 2000, the Board met nine times, including telephone conference meetings. No director attended fewer than 75% of the aggregate of the total number of meetings of the Board and of all committees of the Board on which such director served held during the period such director served.

  Standing committees of the Board include an Audit Committee and a Compensation Committee. The Board does not have a nominating committee or a committee performing similar functions.

  Audit Committee. Messrs. Codd and Thompson are the current members of the Audit Committee. We expect that Mr. Zingale will be added as the third member of this committee before the meeting. The Audit Committee met four times in 2000. A copy of the Audit Committee Charter is attached as Annex A to this proxy statement. In discharging its duties, the Audit Committee:

  . meets independently and together with our independent accountants and our financial and senior management, to review the adequacy of our internal control systems and financial reporting procedures;

  . reviews the general scope of our annual audit and the fees charged by the independent accountants;

  . reviews and monitors the performance of non-audit services by our accountants;

  . selects, and recommends to the Board for approval, our independent accountants; and

  . reviews the fairness of any proposed transaction between Interwoven and any officer, director or other of our affiliates and performs such other functions as may be required by any stock market upon which our common stock may be listed.

  Compensation Committee. Ms. Gould and Mr. Zingale are the current members of the Compensation Committee. The Compensation Committee met once during 2000. The Compensation Committee recommends compensation for our officers and employees, grants (or delegates authority to grant) options and stock awards under our employee benefit plans, and reviews and recommends adoption of and amendments to stock option and employee benefit plans.

Director Compensation

  Our directors receive no cash compensation for their services as directors but are reimbursed for their reasonable expenses in attending Board and committee meetings.

  Under the 1999 Equity Incentive Plan, each director who is not our employee is automatically granted an option to purchase 20,000 shares of common stock under this plan when he or she first becomes a member of the Board of Directors. Subsequently, each non-employee director is automatically granted an additional option to purchase 10,000 shares of common stock under this plan following each annual meeting of stockholders, if the director has served continuously as a member of the Board for at least one year. Each option granted to directors under the 1999 Equity Incentive Plan has a 10-year term and terminates three months following the date the director ceases to be one of our directors or consultants or 12 months following the date if the termination is due to death or disability. All options granted to directors under this plan are fully vested and immediately exercisable as of the date of grant.

                  The Board recommends a vote for the election
                      of each of the nominated directors.

                                 PROPOSAL NO. 2
              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

  Our Audit Committee has selected KPMG LLP as our independent accountants to audit our consolidated financial statements for the fiscal year ending December 31, 2001, and the stockholders are being asked to ratify such selection. Although Interwoven is not required to seek stockholder approval of this appointment, we believe it is sound corporate practice to do so. If our stockholders do not ratify this appointment, the Audit Committee will investigate the reasons for stockholder rejection and the Board will reconsider the appointment. KPMG LLP has been engaged as our independent accountants since April 2001. Representatives of KPMG LLP will be present at the meeting, will have the opportunity to make a statement at the meeting if they desire to do so, and will be available to respond to appropriate questions.

Change of Accountants

  PricewaterhouseCoopers LLP served as our independent public accountants for the fiscal year ending December 31, 2000. On April 12, 2001, we dismissed PricewaterhouseCoopers LLP as our independent public accountants. The decision to change accountants was recommended by the Audit Committee and approved by the Board of Directors on April 12, 2001.

  The reports of PricewaterhouseCoopers LLP on our consolidated financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion, nor was any such report qualified or modified as to uncertainty, audit scope or accounting principles. Further, during our last two fiscal years ended December 31, 2000 and through April 12, 2001, we had no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused it to make reference to the subject matter of the disagreement in its report on our financial statements for those years. During our two most recent fiscal years and through April 12, 2001, we had no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K). Representatives of PricewaterhouseCoopers LLP are not expected to be present at the meeting.

  On April 12, 2001, we engaged KPMG LLP as our independent public accountant for 2001. Prior to the engagement of KPMG LLP, we had not directly or indirectly consulted KPMG LLP during our two most recent fiscal years and through April 12, 2001 as to either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements and we did not consult KPMG LLP as to any matter that was either the subject of a disagreement or a reportable event.

Audit Fees

  In 2000, PricewaterhouseCoopers LLP billed us an aggregate of $197,000 for professional services rendered for the audit of our annual financial statements for 2000 and the reviews of our financial statements filed in our quarterly reports on Form 10-Q for the fiscal year 2000.

Financial Information Systems Design and Implementation Fees

  In 2000, neither KPMG LLP nor PricewaterhouseCoopers LLP performed financial information systems design and implementation services for us.

All Other Fees

  In 2000, PricewaterhouseCoopers LLP billed us an aggregate of $253,000 for all services other than those described in the two prior paragraphs. In 2000, KPMG Consulting, Inc. billed us an aggregate of $446,107 for services other than those described in the two prior paragraphs. We incurred these fees primarily for consulting and implementation services that KPMG Consulting, Inc., a subsidiary of KPMG LLP, rendered in connection with customer installations of our software products. KPMG Consulting, Inc. became a company independent of KPMG LLP in February 2001. The above mentioned services were rendered prior to the selection of KPMG LLP as our independent accountants.

  The Audit Committee believes that the services rendered under the headings captioned "All Other Fees" and "Financial Information Systems Design and Implementation Fees" were compatible with maintaining KPMG LLP's and PricewaterhouseCoopers LLP's independence.

                The Board recommends a vote for the ratification
                         of the selection of KPMG LLP.

                             SECURITY OWNERSHIP OF
                        BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth information with respect to the beneficial ownership of Interwoven common stock, as of March 31, 2001, by each stockholder known by us to be the beneficial owner of more than 5% of our common stock, each director and director nominee, each Named Executive Officer set forth in the Summary Compensation Table below, and all directors and executive officers as a group.

  The percentage of shares beneficially owned is based on 102,859,556 shares of common stock outstanding as of March 31, 2001. Unless indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of common stock subject to options and warrants that are currently exercisable or exercisable within 60 days of March 31, 2001 are deemed to be outstanding for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

                                                          Shares
                                             Shares   Issuable Under
                                Amount of  Subject to    Options
                                Beneficial Repurchase  Exercisable   Aggregate
Name of Beneficial Owner        Ownership    Right    within 60 days Percentage
------------------------        ---------- ---------- -------------- ----------
Putnam Investments, LLC(1)....   7,824,450       --           --         7.6%
 One Post Office Square
 Boston, Massachusetts 02109
Peng T. Ong(2)................   7,052,056       --           --         6.9
FMR Corp.(3)..................   5,774,920       --           --         5.6
 82 Devonshire Street
 Boston, Massachusetts 02109
The TCW Group, Inc.(4)........   5,261,364       --           --         5.1
 865 South Figueroa Street
 Los Angeles, California 90017
Martin W. Brauns(5)...........   4,517,604 1,380,078      270,834        4.4
Jack S. Jia(6)................     770,512   209,995      108,334          *
Michael A. Backlund(7)........     734,202   194,996      214,998          *
David M. Allen................     477,858   373,332       75,834          *
Kathryn C. Gould..............     415,400       --        80,000          *
John Van Siclen...............     290,964       --       290,250          *
Anthony Zingale...............     100,224       --        80,000          *
Ronald E. F. Codd.............      82,108       --        72,000          *
Mark C. Thompson..............      16,000       --           --           *
All 12 directors and executive
 officers as a group(8).......  15,189,547 2,585,065    1,295,167       14.8%

--------
 *  Less than 1%

(1) As reported in a Schedule 13G filed on February 20, 2001. Putnam Investments, LLC has shared power to vote or to direct the vote as to 600 shares and shared power to dispose of or to direct the disposition of 7,824,450 shares.

(2) Represents 3,492,056 shares held of record by Peng Tsin Ong and 3,560,000 shares of common stock held of record by Wai Ping Leong, his spouse. Mr. Ong and Ms. Leong's address is c/o Interwoven, Inc., 1195 W. Fremont Avenue, Sunnyvale, California 94087.

(3) As reported in a Schedule 13G filed on February 14, 2001. FMR Corp. has dispositive power only with respect to these shares.

(4) As reported in a Schedule 13G filed on February 14, 2001. The TCW Group, Inc. has the shared power to vote or to direct the vote as to 5,261,364 shares and the shared power to dispose of or to direct the disposition of 5,261,364 shares.

(5) Includes 4,246,770 shares held of record by Martin W. Brauns and Margaret
    R. Brauns, trustees U/D/T 1/9/95.

(6) Includes 4,000 shares held by family members, as to which Mr. Jia disclaims beneficial ownership.

(7) Includes 76,664 shares held of record by the Backlund Family Trust.

(8) Includes 629,702 shares for officers not shown in the table.

                             EXECUTIVE COMPENSATION

  The following table sets forth all compensation awarded, earned or paid for services rendered in all capacities to us and our subsidiaries during each of 1998, 1999 and 2000 to our Chief Executive Officer and our four other most highly compensated executive officers who were serving as executive officers at the end of 2000 (the "Named Executive Officers"). This information includes the dollar values of base salaries and bonus awards, the number of shares subject to stock options granted and certain other compensation, if any, whether paid or deferred. The restricted stock value is calculated based upon a purchase price of $0.045 per share for Mr. Brauns, and assuming an estimated fair market value on the date of grant is equal to $4.25 per share, which was the initial public offering price of a share of our common stock on October 8, 1999. On December 31, 2000, Mr. Brauns held 4,080,000 shares of our common stock pursuant to a restricted stock award and subject to our right to repurchase these shares upon termination of employment. Our right to repurchase Mr. Brauns' shares expires ratably over a 48-month period that began in March 1998. If declared by the Board, dividends will be paid on this restricted stock award. At December 31, 2000, the value of the restricted stock award was $134,329,104, based on the closing price per share of our common stock of $32.9688 on that date. We do not grant stock appreciation rights and have no long-term compensation benefits other than stock options.

                           Summary Compensation Table

                                                             Annual             Long-Term
                                                          Compensation     Compensation Awards
                                                        ----------------- ----------------------
                                                                          Restricted  Securities
                                                                             Stock    Underlying
           Name and Principal Position             Year  Salary   Bonus     Awards     Options
           ---------------------------             ---- -------- -------- ----------- ----------
Martin W. Brauns.................................. 2000 $275,000 $350,000 $       --  1,000,000
 President and Chief Executive Officer             1999  250,000  300,000         --    344,412
                                                   1998  206,119  100,000  22,426,661       --

Michael A. Backlund .............................. 2000  155,000  315,000         --    430,000
 Senior Vice President of Worldwide Sales and      1999  145,000  155,000         --    373,328
 Field Operations                                  1998   80,826   65,450         --    626,664

Jack S. Jia....................................... 2000  139,500  158,000         --    450,000
 Senior Vice President of Engineering              1999  115,000   92,000         --    146,664
                                                   1998  104,988   55,000         --    386,664

David M. Allen.................................... 2000  159,250  100,000         --    310,000
 Senior Vice President and Chief Financial Officer 1999  105,000   83,000         --    746,664
                                                   1998      --       --          --        --

John Van Siclen................................... 2000  156,646  100,000         --    600,000
 Chief Operating Officer                           1999      --       --          --    416,000
                                                   1998      --       --          --        --

  In April 2001, we announced a stock option exchange program under which all of our employees are entitled to surrender existing options to purchase our common stock in exchange for newly granted options to purchase common stock. Each new option will cover 50% of shares covered by the surrendered options, and will have an exercise price of $14.63 per share.

  The following table sets forth further information regarding option grants to each of the Named Executive Officers pursuant to the 1999 Equity Incentive Plan and the 2000 Stock Incentive Plan during 2000.

  All options granted in 2000 under the 1999 Equity Incentive Plan and 2000 Stock Incentive Plan are exercisable as they vest and are either incentive stock options or nonqualified stock options. These options generally vest as to 25% of the shares on the first anniversary of the date of grant and the remainder vest ratably over a 36-month period thereafter. We have also granted incentive stock options and nonqualified stock options that do not contain vesting terms or contain vesting terms that are negotiated between the optionee and us. Options expire ten years from the date of grant. Options were granted at an exercise price equal to the fair market value of our common stock on the date of grant. In 2000, we granted to our employees and consultants option to purchase a total of 26,793,152 shares of our common stock.

  In accordance with the SEC rules, the following table sets forth the hypothetical gains or "option spreads" that would exist for the options at the end of their respective ten-year terms. These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the option was granted to the end of the option term. The potential realizable values at 5% and 10% appreciation are calculated by assuming that the value of the shares appreciates at the indicated rate for the entire term of the options and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price. The 5% and 10% assumed annual compound rates of stock price appreciation are mandated by SEC rules and do not represent our estimate or projection of future common stock prices or values. The potential realizable values shown in this table may never be realized.

                             Option Grants in 2000

                                                                             Potential Realizable
                                                                               Value at Assumed
                         Number of  Percentage of                           Annual Rates of Stock
                         Securities Total Options                           Price Appreciation for
                         Underlying  Granted to                                  Option Term
                          Options   Employees in  Exercise Price Expiration ----------------------
Name                      Granted       2000        Per Share       Date        5%         10%
----                     ---------- ------------- -------------- ---------- ---------- -----------
Martin W. Brauns........ 1,000,000       3.8%         $12.34      04/14/10  $7,762,918 $19,672,758
John Van Siclen.........    20,000       0.1           31.50      01/31/10     396,204   1,004,058
                            60,000       0.2           37.38      02/29/10   1,410,485   3,574,446
                           440,000       1.7           12.34      04/14/10   3,415,684   8,656,014
                            80,000       0.3           15.25      05/31/10     767,251   1,944,366
Jack S. Jia.............   400,000       1.5           12.34      04/14/10   3,105,167   7,869,103
                            50,000       0.2           41.97      10/12/10   1,319,698   3,344,373
Michael A. Backlund.....   400,000       1.5           12.34      04/14/10   3,105,167   7,869,103
                            30,000       0.1           41.97      10/12/10     791,819   2,006,624
David M. Allen..........   280,000       1.1           12.34      04/14/10   2,184,973   5,519,729
                            30,000       0.1           41.97      10/12/10     791,819   2,006,624

  The following table presents the number of shares acquired and the value realized upon exercise of stock options during 2000 and the number of shares of common stock subject to "exercisable" and "unexercisable" stock options held as of December 31, 2000 by each of the Named Executive Officers. Also presented are values of "in-the-money" options, which represent the positive difference between the exercise price of each outstanding stock option and the closing price of our common stock as reported on the Nasdaq National Market on December 29, 2000, the last day of trading for 2000, which was $32.9688. Unless otherwise indicated below, our options generally become exercisable and vest as to 25% of the shares on the first anniversary of the date of grant and the remainder vest ratably over a 36-month period thereafter. The value of "in-the-money options" shown in this table may never be realized.

             Aggregate Option Exercises in 2000 and Year-End Values

                                                  Number of Securities         Value of Unexercised
                                                 Underlying Unexercised        In-the-Money Options
                           Shares                Options at Year-End(1)           at Year-End(1)
                         Acquired on  Value   ---------------------------- ----------------------------
Name                      Exercise   Realized Exercisable Unexercisable(2) Exercisable Unexercisable(3)
----                     ----------- -------- ----------- ---------------- ----------- ----------------
Martin W. Brauns........      --       $ --         --       2,734,936     $      --     $77,735,870
John Van Siclen.........      --         --     104,000        912,000        421,584     11,786,654
Michael A. Backlund.....      --         --      34,449        863,044      1,045,207     22,303,984
David M. Allen..........      --         --         --         729,997            --      19,579,811
Jack S. Jia.............      --         --         --         698,327            --      16,326,960

--------
(1) The columns captioned "unexercisable" include shares that are subject to our right to repurchase upon termination of the officer's employment.

(2) Includes 1,734,936, 360,829, 419,997 and 248,327 shares subject to our repurchase right with respect to Messrs. Brauns, Backlund, Allen and Jia, respectively.

(3) Includes $57,110,819, $11,871,113, $13,804,797 and $8,076,940 shares that are subject to our repurchase right for Messrs. Brauns, Backlund, Allen and Jia, respectively.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Our Compensation Committee consists of Ms. Gould and Mr. Zingale, both of whom are "non-employee directors" under federal securities laws and "outside directors" under federal tax laws. No interlocking relationship exists between our board of directors or Compensation Committee and the board of directors or Compensation Committee of any other company, nor has any interlocking relationship existed in the past.

                                     *****

  The following pages contain a report issued by our Compensation Committee relating to executive compensation for fiscal 2000, a chart titled "Company Stock Price Performance," and a report issued by our Audit Committee relating to its review of our financial statements, procedures and practices. Stockholders should be aware that under SEC rules, the Report On Executive Compensation, the Stock Price Performance chart and the Report of the Audit Committee are not considered "filed" under the Securities Exchange Act of 1934, and are not incorporated by reference in any past or future filing by Interwoven under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless these sections are specifically referenced.

                        REPORT ON EXECUTIVE COMPENSATION

  Since October 1999, our Compensation Committee has made decisions about executive compensation, including stock option grants. The Compensation Committee is comprised of two independent non-employee directors, neither of whom has any interlocking relationships as defined by the SEC, and is responsible for approving and reporting to the Board on elements of compensation for the elected corporate officers. Mr. Brauns has not participated in discussions by our Board of Directors or the Compensation Committee with respect to his compensation.

General Compensation Policy

  The committee acts on behalf of the Board to establish the general compensation policy of Interwoven for all our employees. The committee typically reviews base salary levels and target bonuses for the chief executive officer and other executive officers and key employees near the beginning of each year. The Committee administers our incentive and equity plans, including the 1999 Equity Incentive Plan, the 1999 Employee Stock Purchase Plan and the 2000 Stock Incentive Plan.

  The committee's approach to compensation of executive officers, including the chief executive officer, is to relate that compensation directly to corporate performance. We relate a portion of each individual's total compensation to company-wide revenue and profit objectives, as well as individual objectives that are established at the beginning of the year. Cash compensation includes base salary and potential cash bonuses. For long-term equity incentives for executive officers we grant stock options, which have value only if the price of our common stock increases above the grant price and the executive remains with Interwoven for the period required for the options to vest.

  In 2000, the committee determined base salaries, incentive compensation and stock option grants for executive officers based on its own experience and its understanding of prevailing compensation practices among high-technology companies with whom Interwoven competes for executive talent. The committee compared the compensation of Interwoven's executive officers with comparable positions at comparable companies to determine base salary, target bonuses and target total cash compensation. The committee, along with the chief executive officer, reviewed this competitive market information for each executive level position and the committee alone reviewed this information as to the chief executive officer. Each executive officer's performance for the past year and objectives for the coming year were reviewed, together with that person's responsibility level and Interwoven's performance compared to objectives, and performance targets were set for the coming year.

Executive Compensation

  Base Compensation. The committee determined its base compensation recommendations in December 1999, and presented them to the Board in March 2000. The Board approved these recommendations, establishing a 2000 base salary level for each executive officer in 2000. During 2000, the Board increased these base salary levels for four executive officers in connection with their promotions.

  Incentive Compensation. Cash bonuses were awarded to the extent that an executive officer achieved predetermined individual objectives and Interwoven met financial objectives set by the committee at the beginning of the year. Our chief executive officer's subjective judgment of other executives' performance was a factor in determining whether those individual objectives were satisfied. Performance is measured at the end of the year. For 2000, 100% of individual executives' bonus compensation depended on Interwoven revenues and profits achieving specified targets.

  Stock Options. Stock options are an essential element of our executive compensation packages. The committee believes that equity-based compensation in the form of stock options links the interests of management and stockholders by focusing employees and management on increasing stockholder value. The actual value of such equity-based compensation depends entirely on appreciation of the common stock. Almost all of our full-time employees participate in our stock plans.

  In 2000, we granted stock options to aid in the retention of executive officers and to align their interests with those of the stockholders. The stock options generally become exercisable over a four-year period and are granted at a price that is equal to the fair market value of our common stock on the date of grant. Stock options typically are granted to executive officers when the executive first joins Interwoven, or in connection with a significant change in responsibilities, or occasionally to achieve equity within a peer group. In its discretion the Compensation Committee may also grant stock options to executives to provide greater incentives to continue their employment with Interwoven and to strive to increase the value of our common stock, or for other reasons. The number of shares subject to each stock option granted is within the discretion of the committee and is based on anticipated future contribution and ability to affect corporate or business unit results, past performance or consistency within the executive's peer group. In 2000, as part of an annual review of the stock options held by our executive officers and managers, the committee considered these factors, as well as the number of options held by those executive officers as of the date of grant that remained unvested. The Board also granted additional options to four executive officers in connection with their promotions.

  For 2001, the committee plans to consider granting options under the Incentive Plan to executive officers based on the factors described above, with particular attention to company-wide management objectives and the executive officers' success in obtaining specific individual financial and operational objectives for 2000, to Interwoven revenue and profit expectations and to the number of options currently held by each executive officer that remain unvested.

  Company Performance and CEO Compensation. Mr. Brauns' base salary was $275,000 in 2000. Based upon the criteria set forth above, the committee awarded Mr. Brauns a bonus of $350,000 for 2000, representing 350% of his 2000 target bonus. This incentive compensation was based upon Mr. Brauns achieving corporate financial objectives and performance relative to his individual goals. These objectives included managing Interwoven's overall corporate business plan, meeting profitability projections and sales targets, and strengthening Interwoven's market position. The committee also granted Mr. Brauns an option to purchase 1,000,000 shares of common stock, which vests as to 250,000 shares on April 14, 2001 and monthly thereafter as to the remaining shares over a 36-month period thereafter. In granting this option, the committee reviewed Mr. Brauns' prior outstanding stock grants, the number of restricted shares that remained unvested, the number of shares Mr. Brauns already owned that were not subject to repurchase, and Interwoven's performance in 1999 and 2000. The committee believes that this grant was appropriate because it provided the proper incentives to Mr. Brauns for 2001 and beyond and takes account of his prior significant stock holdings. The committee reviewed compensation practices of comparable companies in making these awards.

  Compliance with Section 162(m) of the Internal Revenue Code. Interwoven intends to comply with the requirements of Section 162(m) of the Internal Revenue Code for 2001. The Incentive Plan is already in compliance with Section 162(m) because it limits stock awards to named executive officers. Interwoven does not expect cash compensation for 2001 to any of its executive officers to be in excess of $1,000,000, and consequently we do not expect to be affected by the requirements of Section 162(m).

                                          COMPENSATION COMMITTEE:

                                          Kathryn C. Gould
                                          Anthony Zingale

                        COMPANY STOCK PRICE PERFORMANCE

  The graph below compares the cumulative total stockholder return on our common stock from October 7, 1999 (the effective date of our registration statement with respect to our initial public offering) to December 31, 2000 with the cumulative total return on the Nasdaq Stock Market--U.S. Index and the J.P. Morgan H&Q Internet 100 Index over the same period (assuming the investment of $100 in our common stock and in each of the other indices on the date of our initial public offering, and reinvestment of all dividends).

  The comparisons in the graph below are based on historical data and are not intended to forecast the possible future performance of our common stock.

                 COMPARISON OF 15-MONTH CUMULATIVE TOTAL RETURN

                 [CHART OF INTERWOVEN STOCK PRICE PERFORMANCE]

                                                          Nasdaq Stock Market--U.S. J.P. Morgan H&Q Internet
                                  Interwoven, Inc.                  Index                  100 Index
                            ----------------------------- ------------------------- ------------------------
                            Market Price Investment Value  Index   Investment Value  Index  Investment Value
                            ------------ ---------------- -------- ---------------- ------- ----------------
   10/08/99................   $  4.25        $100.00      $ 968.21     $100.00      $516.87     $100.00
   12/31/99................    30.406         715.44      1,359.43      140.41       912.76      176.59
   12/31/00................    32.969         775.74        780.70       84.58       734.83       67.95

                         REPORT OF THE AUDIT COMMITTEE

  The Audit Committee's purpose is to assist the Board of Directors in its oversight of Interwoven's financial accounting, reporting and controls. The Board of Directors, in its business judgment, has determined that all members of the Audit Committee are "independent" as required by applicable listing standards of the Nasdaq National Market. The Audit Committee operates pursuant to a charter approved by the Board of Directors in June 2000. A copy of the current charter is attached to this proxy statement as Annex A.

  Management is responsible for the preparation, presentation and integrity of Interwoven's financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent accountants, which were PricewaterhouseCoopers LLP for 2000 and will be KPMG LLP for 2001, are responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards. The Audit Committee discussed with Interwoven's independent accountants the overall scope and plans for its audit. The Audit Committee meets with the internal and independent accountants, with and without management present, to discuss the results of their examinations, their evaluations of Interwoven's internal controls and the overall quality of Interwoven's financial reporting. The Audit Committee held four meetings during 2000.

  In performing its oversight role, the Audit Committee considered and discussed the audited financial statements with management and the independent accountants. The committee also discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. The committee received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with them their independence. The committee also considered whether the provision of non-audit services by the independent accountants is compatible with maintaining the accountants' independence and has discussed with the accountants the accountants' independence. Based on the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the committee referred to below and in the Charter, the Audit Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2000, and be filed with the SEC. The Audit Committee and the Board of Directors also recommended, subject to stockholder approval, the selection of KPMG LLP as independent accountants for 2001.

  The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of accountant independence. Members of the committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of Interwoven's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that PricewaterhouseCoopers LLP was, and KPMG LLP is, in fact "independent" as required by the Nasdaq National Market.

                                          AUDIT COMMITTEE:

                                          Ronald E.F. Codd
                                          Mark C. Thompson

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  From January 1, 2000 to the present, there are no currently proposed transactions in which the amount involved exceeds $60,000 to which we or any of our subsidiaries was (or is to be) a party and in which any executive officer, director, 5% beneficial owner of our common stock or member of the immediate family of any of the foregoing persons had (or will have) a direct or indirect material interest, except for payments set forth under "Executive Compensation" above and the transactions described below.

Employment Contracts with Management

  Mr. Brauns, our President and Chief Executive Officer, entered into an employment agreement with us in February 1998. This agreement establishes Mr. Brauns' initial annual salary of $250,000 and eligibility for benefits and bonuses tied to our revenues. This agreement also provides for his election to the Board of Directors as a condition of employment. This agreement continues until it is terminated upon written notice by Mr. Brauns or by us. If his employment is terminated by us for cause or if he voluntarily elects to terminate his employment, we must pay his salary and other benefits through the date of his termination. If his employment is terminated by us without cause of if he terminates his employment under some circumstances, we must pay his benefits through the date of his termination and his salary for up to 12 additional months after this date, unless Mr. Brauns is employed full-time by another employer.

  Under this agreement, Mr. Brauns agreed to purchase 5,333,332 shares of common stock at an exercise price of $0.045 per share. The shares purchased by Mr. Brauns are subject to our right to repurchase the shares upon termination of his employment. Our repurchase right expires ratably over a 48-month period from March 1998. Our repurchase right also expires as to all of the shares in the event that we merge or consolidate with another entity or sell all or substantially all of our assets. In connection with this stock purchase, we agreed to loan Mr. Brauns the entire purchase price. This loan has been repaid in full.

  Mr. Allen's offer letter, dated February 12, 1999, provides for an initial annual salary of $140,000 commencing on March 3, 1999 and eligibility for an incentive bonus of $35,000. The offer letter also provides for reimbursement for relocation expenses. Mr. Allen received options to purchase 746,664 shares of our common stock at an exercise price of $0.0975 per share under the 1998 Stock Option Plan, of which options to purchase 186,668 shares vested on March 3, 2000 and the remainder will vest ratably over a 36-month period thereafter. Half of the unvested portion of these options will vest if we sell the company. Mr. Allen's employment is at will and may be terminated at any time, with or without formal cause.

  Mr. Backlund's offer letter, dated May 1, 1998, provides for an initial annual salary of $135,000 commencing on May 26, 1998 and eligibility for an incentive bonus of up to $100,000. The offer letter also provides for reimbursement for relocation expenses. Mr. Backlund received options to purchase 626,664 shares of our common stock at an exercise price of $0.0525 per share under the 1996 Stock Option Plan of which options to purchase 156,664 shares vested on May 26, 1999 and the remainder will vest ratably over a 36-month period thereafter. On January 28, 1999, Mr. Backlund received options to purchase an additional 266,664 shares of our common stock at an exercise price of $0.0975 per share as a result of meeting revenue objectives in 1998 and in lieu of a portion of his cash bonus earned in 1998. Mr. Backlund's employment is at will and may be terminated at any time, with or without formal cause.

  Mr. Jia's offer letter, dated January 6, 1997, provides for an initial annual salary of $70,000 commencing January 27, 1997. Mr. Jia received options to purchase 240,000 shares of our common stock at an exercise price of $0.0225 per share under the 1996 Stock Option Plan, of which options to purchase 60,000 shares vested on January 28, 1998 and the remainder will vest ratably over a 36-month period thereafter. Mr. Jia's employment is at will and may be terminated at any time, with or without formal cause.

  Mr. Van Siclen's offer letter, dated December 17, 1999, provides for an annual salary of $150,000 and eligibility for an incentive bonus of up to $90,000. Mr. Van Siclen received options to purchase 280,000 shares of our common stock at an exercise price of $30.41 per share, and an option to purchase an additional 136,000 shares at a purchase price of $25.85 per share. Mr. Van Siclen's offer letter also calls for 12 additional monthly grants of options to purchase 20,000 shares at the then-current fair market value, which Mr. Van Siclen may elect to receive in a single option grant. All such options were or will be granted under the 1999 Equity Incentive Plan. Options to purchase 104,000 shares will vest on the first anniversary of the grant date and the remainder will vest ratably over the 36-month period thereafter. Mr. Van Siclen's employment is at will and may be terminated at any time, with or without formal cause.

Loans to Executive Officers

  In April 1999, we loaned $96,200 to Mr. Ruck, our Senior Vice President of Marketing, secured by two promissory notes and a stock pledge agreement, in connection with his purchase of 986,664 shares of our common stock. In October 1999, the notes were amended to adjust the repayment schedule in the event of an initial public offering of our common stock. The notes accrued interest at a rate of 6% per year and have been paid in full. The largest aggregate amount of indebtedness under this loan during 2000 was $100,208.

  In April 1999, we loaned an aggregate of $105,300 to Mr. Engelmann, a former executive officer, secured by two promissory notes and a stock pledge agreement, in connection with his purchase of 1,080,000 shares of our common stock. In October 1999, the notes were amended to adjust the repayment schedule in the event of an initial public offering of our common stock. The notes accrue interest at a rate of 6% per year and have been paid in full. The largest aggregate amount of indebtedness under this loan during 2000 was $109,723.

                             STOCKHOLDER PROPOSALS

  Stockholder proposals and nominations of directors for inclusion in our proxy statement and form of proxy relating to our annual meeting of stockholders to be held in 2002 must be received by January 1, 2002. In addition, stockholders wishing to nominate directors or propose other business at the 2002 Annual Meeting, but not intending to include such nomination or proposal in our proxy statement for such meeting, must give advance written notice to us pursuant to our Bylaws. Our Bylaws provide that notice of any such nomination or proposal must be received at our principal executive offices not later than April 1, 2002, and not earlier than March 2, 2002 and must contain the information specified by our Bylaws. If this notice is not timely then the nomination or proposal will not be brought before the 2002 Annual Meeting.

                         COMPLIANCE UNDER SECTION 16(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16 of the Exchange Act requires our directors and officers, and persons who own more than 10% of a registered class of the our equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms furnished to us and written representations from our executive officers and directors, we believe that all Section 16(a) filing requirements were met during 2000, except that Peng Ong filed one late Form 4 with respect to one transaction, Mark Thompson filed one late Form 4 with respect to two transactions, and Jeffrey Engelmann, a former executive officer, filed one late Form 4 with respect to one transaction.

                                 OTHER BUSINESS

  The Board does not presently intend to bring any other business before the Meeting, and, so far as is known to the Board, no matters are to be brought before the Meeting except as specified in the notice of the Meeting. As to any business that may properly come before the Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING.

                                    ANNEX A

                                INTERWOVEN, INC.

            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I. Purpose

  The purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Interwoven, Inc. (the "Company") is to assist the Board in fulfilling its statutory and fiduciary oversight responsibilities relating to the Company's financial accounting, reporting and controls. The Committee's principal functions are to:

  . monitor the periodic reviews of the adequacy of the accounting and financial reporting processes and systems of internal control that are conducted by the Company's independent auditors, and the Company's financial and senior management;

  . review and evaluate the independence and performance of the Company's independent auditors; and

  . facilitate communication among the Company's independent auditors, the Company's financial and senior management, and the Board.

  The Committee will fulfill these functions primarily by carrying out the activities enumerated in Part IV of this charter. In order to serve these functions, the Committee shall have unrestricted access to Company personnel and documents, and shall have authority to direct and supervise an investigation into any matters within the scope of its duties, including the power to retain outside counsel in connection with any such investigation.

  While the Audit Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the Company's independent auditors. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and its independent auditors or to assure compliance with laws and regulations and the Company's policies and procedures.

II. Membership

  All members of the Committee will be appointed by, and shall serve at the discretion of, the Board. Unless a chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the Committee membership.

  As of the date this charter is adopted and until June 13, 2001, the Committee shall consist of at least two members of the Board. At least a majority of the members shall be persons who are not officers or employees of the Company or any subsidiary and who do not have any other relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. As of June 14, 2001, the Committee shall consist of three or more members of the Board, with the exact number being determined by the Board. Each member of the Committee shall be "independent" as defined by the rules of The Nasdaq Stock Market, as they may be amended from time to time (the "Rules"), except as otherwise permitted by such Rules. Each member of the Committee shall have the ability to read and understand fundamental financial statements (or become able to do so within a reasonable time after joining the Committee) and at least one member shall have prior experience in accounting, financial management or financial oversight, as required by the Rules.

III. Meetings

  Meetings of the Committee shall be held from time to time as determined by the Board. The Committee should periodically meet with the independent auditors out of the presence of management about internal controls, the fullness and accuracy of the Company's financial statements and any other matters that the

Committee or these groups believe should be discussed privately with the Committee. The Committee members should communicate with management and the independent auditors on a quarterly basis in connection with their review of the Company's financial statements.

IV. Responsibilities and Duties

  The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. These processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate and may establish policies and procedures from time to time that it deems necessary or advisable in fulfilling its responsibilities.

  1. Review the Company's quarterly and annual financial statements, including any report or opinion by the independent auditors, prior to distribution to the public or filing with the Securities and Exchange Commission.

  2. In connection with the Committee's review of the annual financial statements:

  . Discuss with the independent auditors and management the financial statements and the results of the independent auditors' audit of the financial statements.

  . Discuss significant issues, events and transactions and any significant changes regarding accounting principles, practices, judgments or estimates with management and the independent auditors, including any waived audit adjustments or significant disagreements among management and the independent auditors.

  . Discuss any items required to be communicated by the independent auditors in accordance with SAS 61, as amended. These discussions should include the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles, the reasonableness of significant judgments, the clarity of the disclosures in the Company's financial statements and any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

  3. In connection with the Committee's review of the quarterly financial statements:

  . Discuss with the independent auditors and management the results of the independent auditors' SAS 71 review of the quarterly financial statements.

  . Discuss significant issues, events and transactions and any significant changes regarding accounting principles, practices, judgments or estimates with management and the independent auditors, including any significant disagreements among management arid the independent auditors.

  4. Discuss any comments or recommendations of the independent auditors outlined in their annual management letter. Approve a schedule for implementing any recommended changes and monitor compliance with the schedule.

  5. Discuss with the independent auditors and management their periodic reviews of the adequacy of the Company's accounting and financial reporting processes and systems of internal control, including the adequacy of the systems of reporting to the audit committee by each group.

  6. Periodically consult with the independent auditors out of the presence of management about internal controls, the fullness and accuracy of the Company's financial statements and any other matters that the Committee or these groups believe should be discussed privately with the Committee.

  7. Review the independence and performance of the independent auditors. Recommend to the Board of Directors the appointment or discharge of the independent auditors.

  8. Communicate with the Company's independent auditors about the Company's expectations regarding its relationship with the auditors, including the following: (i) the independent auditors' ultimate accountability to the Board and the Committee, as representatives of the Company's stockholders; and (ii) the ultimate authority and responsibility of the Board and the Committee to select, evaluate and, where appropriate, replace the independent auditors.

  9. Review and approve processes and procedures to ensure the continuing independence of the Company's independent auditors.

  10. Review the independent auditors' audit plan. In addition, assess the need for, or review, the internal audit plan.

  11. Approve the fees and other significant compensation to be paid to the independent auditors.

  12. Periodically review the status of any legal matters that could have a significant impact on the Company's financial statements.

  13. Annually prepare a report to the Company's stockholders for inclusion in the Company's annual proxy statement as required by the rules and regulations of the Securities and Exchange Commission, as they may be amended from time to time.

  14. Maintain minutes of meetings and periodically report to the Board of Directors on significant matters related to the Committee's responsibilities.

  15. Review and reassess the adequacy of the Committee's charter at least annually. Submit the charter to the Company's Board of Directors for review and include a copy of the charter as an appendix to the Company's proxy statement as required by the rules and regulations of the Securities and Exchange Commission, as they may be amended from time to time (currently, once every three years).

  16. Perform any other activities required by applicable law, rules or regulations, including the rules of the Securities and Exchange Commission and any stock exchange or market on which the Company's Common Stock is listed, and perform other activities that are consistent with this charter, the Company's Bylaws and governing laws, as the Committee or the Board deems necessary or appropriate.

                                  DETACH HERE


                                     PROXY

                               INTERWOVEN, INC.

                 Annual Meeting of Stockholders - May 31, 2001

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Martin W. Brauns and David M. Allen, and each of them, as proxies of the undersigned, with full power to appoint substitutes, and hereby authorizes each of them to represent and to vote all shares of stock of Interwoven, Inc. which the undersigned is entitled to vote, as specified on the reverse side of this card at the Annual Meeting of Stockholders of Interwoven, Inc. (the "Meeting") to be held on May 31, 2001 at 1:30 p.m. local time, at the Hyatt San Jose - Airport, 1740 North First Street, San Jose, California and at any adjournment or postponement thereof.

     WHEN THIS PROXY IS PROPERLY EXECUTED, THE SHARES TO WHICH THIS PROXY RELATES WILL BE VOTED AS SPECIFIED AND, IF NO SPECIFICATION IS MADE, WILL BE VOTED FOR ALL NOMINEES FOR DIRECTORS IN PROPOSAL 1 AND FOR PROPOSAL 2, AND THIS PROXY AUTHORIZES THE ABOVE DESIGNATED PROXIES TO VOTE IN THEIR DISCRETION ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF TO THE EXTENT AUTHORIZED BY RULE 14a-4(c) PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

---------------                                                 ---------------
  SEE REVERSE    (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)     SEE REVERSE
     SIDE                                                            SIDE
---------------                                                 ---------------

                                  DETACH HERE

[X]  Please mark
     votes as in
     this example.

        The Board of Directors recommends a vote FOR proposals 1 and 2.

1.  Election of Directors
    Nominees Kathryn C. Gould and Peng T, Ong

                [_]    FOR       [_]  WITHHELD
                       ALL            FROM ALL
                     NOMINEES         NOMINEES


                             MARK HERE  [_]
                                FOR
                              ADDRESS
                             CHANGE AND
                             NOTE BELOW

    [_]________________________________________________________________________
    (Instruction to withhold authority to vote for any individual nominee write that nominee's name on the space provided above)

2. To ratify the Selection of KPMG LLP as Interwoven's Independent accountants for the fiscal year ending December 31, 2001

                 FOR              AGAINST              ABSTAIN
                 [_]                [_]                  [_]

3. To transact such other Business as may properly come before the Meeting and any adjournment or postponement thereof

Please sign exactly as your name(s) appear(s) on the Proxy. If shares of stock stand on record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign this Proxy. If shares of stock are held on record by a corporation, this Proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries who execute this Proxy for a deceased stockholder should give their full title. Please date this Proxy.

Signature _______________ Date ________ Signature _______________ Date ________